Exhibit 99.4

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

SPECIAL MEETING OF STOCKHOLDERS

July 28, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

The undersigned stockholder of Alternative Asset Management Acquisition Corp., a Delaware corporation (“AAMAC”), having read the Notice of Special Meeting of Stockholders and the proxy statement/prospectus dated             , 2009, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Michael J. Levitt and Paul D. Lapping, or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of AAMAC to be held at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York 10017 at 10:30 a.m. New York City time, on July 28, 2009, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement/prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

(1) The Charter Amendment Proposal—to consider and vote upon an amendment to AAMAC’s amended and restated certificate of incorporation (the “Charter Amendment”) modifying the definition of “business combination” to (a) permit AAMAC or an affiliate of AAMAC to hold at least 51% of the voting equity interests of the target business, (b) eliminate the requirement that AAMAC control the majority of any governing body of the target business and (c) eliminate the requirement that the fair market value of the target business equal at least 80% of the balance of AAMAC’s trust account (the “Charter Amendment Proposal”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2) The Acquisition Proposal—to consider and vote upon a proposal to adopt the Agreement and Plan of Reorganization, dated as of May 14, 2009 as amended by Amendment No. 1 and Amendment No. 2 to the Agreement and Plan of Reorganization dated as of May 29, 2009 and July 8, 2009, respectively (as amended, “Purchase Agreement”), by and among AAMAC, Great American Group, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of AAMAC (the “Company”), and AAMAC Merger Sub, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), on the one hand, and Great American Group, LLC (“Great American”), the members of Great American (the “Great American Members”) and the representative of each of Great American, the Great American Members and the phantom equityholders of Great American (the “Phantom Equityholders”), on the other hand, and to approve the transactions contemplated thereby, including the contribution by the Great American Members of all of the membership interests of Great American to the Company in exchange for common stock of the Company and cash (the “Contribution”) and the concurrent merger (the “Merger” and, together with the Contribution, the “Acquisition”) of Merger Sub with and into AAMAC (the “Acquisition Proposal”) as a result of which AAMAC and Great American will become wholly-owned subsidiaries of the Company and outstanding common stock and warrants of AAMAC will be exchanged for common stock and warrants of the Company, respectively. THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Only if you voted “AGAINST” Proposal No. 2 and you hold shares of AAMAC common stock issued in its initial public offering, you may exercise your conversion rights and demand that AAMAC convert your shares of common stock into a pro rata portion of the AAMAC initial public offering trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of AAMAC common stock for cash and you will no longer own those shares. You will only be entitled to receive cash for those shares if the Acquisition is completed and you continue to hold these shares through the effective time thereof, and you tender your stock certificate in accordance with the delivery requirements discussed in the proxy statement/prospectus under the heading “Special Meeting of AAMAC Warrantholders and Special Meeting of AAMAC Stockholders—Conversion Rights.”

EXERCISE CONVERSION RIGHTS  ☐

(3) The New Charter Provisions Proposals—to consider and vote upon separate proposals to ratify certain material provisions of the Company’s certificate of incorporation that are different from the provisions of AAMAC’s amended and restated certificate of incorporation. THESE PROPOSALS WILL ONLY BE PRESENTED IF PROPOSALS 1 AND 2 ARE APPROVED.

(3A) To approve an increase in the authorized capital in the Company’s certificate of incorporation authorizing 135,000,000 shares of common stock and 10,000,000 shares of preferred stock;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3B) To approve the perpetual existence in the Company’s certificate of incorporation;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3C) To approve the elimination in the Company’s certificate of incorporation of provisions which relate to status as a blank check company;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3D) To approve the elimination in the Company’s certificate of incorporation of a provision that any contracts submitted for a vote at a meeting of stockholders and approved by a majority of the capital stock represented as such meeting entitled to vote thereat shall be valid and binding as though such contract or act had been approved by or ratified by all stockholders, whether or not such contract or act would be open to legal attack because of directors’ interests or for any other reason;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3E) To approve a limitation of the mandatory indemnification provision in the Company’s certificate of incorporation to officers and directors to the extent permitted by Section 145 of the DGCL and that the board of directors, in its sole discretion, may indemnify other persons who are permitted to be indemnified pursuant to Section 145 of the Delaware General Corporation Law; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3F) To approve the elimination in the Company’s certificate of incorporation of the election not to be governed by Section 203 of the Delaware General Corporation Law.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4) The Incentive Plan Proposal—to consider and vote upon a proposal to adopt the 2009 Stock Incentive Plan (the “Incentive Plan”), pursuant to which 7,822,000 shares of common stock will be reserved for issuance to directors, executive officers and other employees upon the exercise of various types of equity awards to be granted pursuant to the terms of the Incentive Plan (the “Incentive Plan Proposal”), which Incentive Plan will be assumed by the Company if the Acquisition is approved. THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5) The Adjournment Proposal—to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Charter Amendment, adopt the Purchase Agreement and approve the Acquisition, approve the New Charter Provisions Proposals or adopt the Incentive Plan (the “Adjournment Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING, IF SUBMITTED TO A VOTE OF THE STOCKHOLDERS, A MOTION TO ADJOURN THE SPECIAL MEETING TO ANOTHER TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Proxy cards properly executed and returned without direction will be voted “FOR” the proposals.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated:             , 2009

INDIVIDUAL OR JOINT HOLDER:

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CORPORATE OR PARTNERSHIP HOLDER:

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